Exhibit 99.1
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com

FLOW INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS
Record Revenues of $67.7 Million and Sequential Quarterly Revenue Growth in Nine of the Past Ten Quarters

Kent, WA - March 11, 2013 - Flow International Corporation (NASDAQ: FLOW), the world's leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal year 2013 third quarter ended January 31, 2013.

For the quarter, Flow reported revenues of $67.7 million, an increase of 3% from the year-ago quarter revenues of $65.8 million, and another all-time quarterly high. Standard Segment revenues of $62.6 million represent a 6% improvement versus the year-ago quarter, with consumable spare parts sales up 9% to $20.7 million over the year-ago quarter. Income from continuing operations in the third quarter was $2.7 million or $0.06 per share, compared to income from continuing operations of $3.3 million or $0.07 per share in the prior-year period.

Adjusted EBITDA for the quarter was $6.9 million or 10.3% of sales, compared to $8.1 million or 12.3% of sales for the year-ago quarter. A reconciliation of Adjusted EBITDA to Net Income is provided in the accompanying financial tables.

“Even when comparing with a strong year-ago quarter, our aftermarket business grew 9% while our standard systems business grew 4%, and even while continuing to invest for growth, we continue to post double digit Adjusted EBITDA margins,” said Charley Brown, President and CEO of Flow. “We are very pleased with our trajectory; it has delivered sequential growth for nine of the past ten quarters.”

Operations Review for the 2013 Fiscal Third Quarter

•
Standard Segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $62.6 million for the quarter, an increase of $3.5 million or 6% from the year-ago quarter.

•
Advanced Segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features, were $5.1 million for the quarter, and as anticipated, a decline of $1.7 million or 25% from the year-ago quarter. Advanced Segment sales are recorded using the percentage of completion method, with lead times generally ranging from 12 to 24 months.

•	Aggregate gross profits were $26.7 million or 39% of sales for the quarter, compared to $26.1 million or 40% of sales in the prior-year quarter.

•
Standard Segment gross profits were $25.1 million or 40% of sales for the quarter, compared to the year-ago quarter gross profit of $24.2 million or 41% of sales. The gross profit variation is driven by product and geographic mix.

•	Advanced Segment gross profits were $1.6 million or 31% of sales in the current quarter, compared to $1.8 million or 27% of sales in the year-ago quarter.

•
Total operating expenses for the quarter were $21.9 million, compared to $20.1 million in the prior-year quarter. The year over year increase reflects timing of initiatives undertaken by the Company, higher relative labor and compensation related costs, variable costs associated with higher sales, as well as the timing of marketing and other sales related support.

Conference Call
Flow plans to hold a conference call to discuss these results today: Monday, March 11, 2013 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 877-941-2068 or 480-629-9712. A 7-day replay will be available following the call by dialing 800-406-7325 or 303-590-3030. The conference call passcode is 4603891. A live audio Webcast of the conference call may be found in the investor section at www.flowwaterjet.com. A Webcast replay of the call will also be available for 90 days.

About Flow International
Flow International Corporation is the world's leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications used in multiple industries including aerospace, defense, automotive, disposable products, surface preparation, job shop, and more. For more information, visit www.flowwaterjet.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company's filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding continuing to invest for growth and continuing to post double digit Adjusted EBITDA margins. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

U.S. Dollars in thousands, except per share data
	Three Months Ended January 31,			Nine Months Ended January 31,
	2013	2012	% Change	2013	2012	% Change

Sales	$67,658	$65,808	3%	$200,931	$190,371	6%

Cost of Sales	41,005	39,737	3%	124,065	115,864	7%

Gross Margin	26,653	26,071	2%	76,866	74,507	3%

Operating Expenses:
Sales and Marketing	12,837	12,028	7%	38,035	36,806	3%
Research and Engineering	3,213	2,712	18%	8,431	8,079	4%
General and Administrative	5,818	5,342	9%	17,417	17,312	1%
Operating Expenses	21,868	20,082	9%	63,883	62,197	3%

Operating Income	4,785	5,989	(20)%	12,983	12,310	5%

Interest Expense, net	(287)	(305)	(6)%	(885)	(876)	1%
Other Expense, net	(252)	(384)	(34)%	(641)	(511)	25%

Income Before Income Taxes	4,246	5,300	(20)%	11,457	10,923	5%
Provision for Income Taxes	(1,551)	(2,041)	(24)%	(4,380)	(4,279)	2%

Income from Continuing Operations	2,695	3,259	(17)%	7,077	6,644	7%

Income (Loss) from Discontinued Operations, net of Income Tax	(84)	57	NM	(135)	162	NM

Net Income	$2,611	$3,316	(21)%	$6,942	$6,806	2%

Basic Earnings Per Share:
Income from Continuing Operations	$0.06	$0.07		$0.15	$0.14
Discontinued Operations	(0.01)	—		(0.01)	—
Net Income	$0.05	$0.07		$0.14	$0.14

Diluted Earnings Per Share:
Income from Continuing Operations	$0.05	$0.07		$0.14	$0.14
Discontinued Operations	—	—		—	—
Net Income	$0.05	$0.07		$0.14	$0.14

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Income Per Share (000):
Basic	48,413	47,857		48,273	47,730
Diluted	49,141	47,857		49,053	47,730

NM = not meaningful

Flow International Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

U.S. Dollars in thousands
	January 31,	April 30,
	2013	2012	% Change
ASSETS
Current Assets:
Cash and Cash Equivalents	$12,539	$12,942	(3)%
Receivables, net	52,935	46,830	13%
Inventories	40,138	40,069	—%
Other Current Assets	18,101	15,704	15%
Total Current Assets	123,713	115,545
Property and Equipment, net	17,949	17,488	3%
Other Long-Term Assets	28,393	34,033	(17)%
Total Assets	$170,055	$167,066

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Subordinated Notes	10,305	—	NM
Accounts Payable and Other Accrued Liabilities	33,382	33,681	(1)%
Other Current Liabilities	19,820	25,419	(22)%
Total Current Liabilities	63,507	59,100
Other Long-Term Liabilities	7,614	7,331	4%
Subordinated Notes	—	9,587	NM
Total Liabilities	71,121	76,018

Shareholders’ Equity	98,934	91,048	9%
Total Liabilities and Shareholders' Equity	$170,055	$167,066

NM = not meaningful

Flow International Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

U.S. Dollars in thousands
	Nine Months Ended January 31,
	2013	2012	% Change
Cash Flows from Operating Activities:
Net Income	$6,942	$6,806	2%
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and amortization	4,385	4,723	(7)%
Deferred Income Taxes	3,981	2,437	63%
Provision for Slow Moving and Obsolete Inventory	184	391	(53)%
Bad Debt Expense	253	389	(35)%
Incentive Compensation Expense	1,976	1,783	11%
Warranty Expense	4,389	3,043	44%
Other	1,211	881	37%
Changes in Operating Assets and Liabilities:
Receivables	(7,067)	(1,883)	NM
Inventories	(1,500)	(7,129)	(79)%
Other Operating Assets	(1,400)	(944)	48%
Accounts Payable	(2,835)	(738)	NM
Other Operating Liabilities	(7,438)	(467)	NM
Net Cash Provided by Operations	3,081	9,292	(67)%
Cash Flows from Investing Activities:
Expenditures for Property, Equipment and Intangible Assets	(4,936)	(3,346)	48%
Other Investing Activities	1,540	538	NM
Net Cash Used in Investing Activities	(3,396)	(2,808)	21%
Cash Flows from Financing Activities:
Borrowings Under Credit Facility	37,990	45,750	(17)%
Repayments Under Credit Facility	(37,990)	(51,250)	(26)%
Borrowings (Repayments) Under Other Financing Arrangements	(2)	27	NM
Net Cash Used in Financing Activities	(2)	(5,473)	NM
Effect of Changes in Exchange Rates	(86)	78	NM
Net Change in Cash and Cash Equivalents	(403)	1,089
Cash and Cash Equivalents, Beginning of the Period	12,942	9,096	42%
Cash and Cash Equivalents, End of the Period	$12,539	$10,185	23%

Supplemental Disclosures of Cash Flow Information
Cash Paid during the Period for:
Interest	$159	$261	(39)%
Taxes	$2,055	$588	NM

NM = not meaningful

Flow International Corporation
Supplemental Data
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended January 31,			Nine Months Ended January 31,
	2013	2012	% Change	2013	2012	% Change

Consolidated Sales by Category:
Standard System Sales	$41,859	$40,071	4%	$122,151	$111,942	9%
Advanced System Sales	5,065	6,709	(25)%	12,970	18,971	(32)%
Consumable Parts Sales	20,734	19,028	9%	65,810	59,458	11%
Total	$67,658	$65,808	3%	$200,931	$190,371	6%

Segment Revenue:
Standard	$62,579	$59,076	6%	$187,798	$171,267	10%
Advanced	5,079	6,732	(25)%	13,133	19,104	(31)%
	$67,658	$65,808	3%	$200,931	$190,371	6%

Depreciation and Amortization Expense	$1,546	$1,572	(2)%	$4,385	$4,723	(7)%

Capital Spending	$1,160	$995	17%	$4,936	$3,346	48%

Flow International Corporation
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended January 31,			Nine Months Ended January 31,
	2013	2012	% Change	2013	2012	% Change

Net Income	$2,611	$3,316	(21)%	$6,942	$6,806	2%
Add Back:
Depreciation and Amortization	1,546	1,572	(2)%	4,385	4,723	(7)%
Income Tax Provision	1,551	2,041	(24)%	4,380	4,279	2%
Interest Charges	297	317	(6)%	962	937	3%
Non-Cash Charges (i)	942	868	9%	2,637	2,092	26%

Adjusted EBITDA	$6,947	$8,114	(14)%	$19,306	$18,837	2%

(i) Allowable Add Backs Pursuant to Credit Facility Agreement

     The Company defines Adjusted EBITDA as net income, determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, interest expense, and other non-cash charges, which includes such items as stock-based compensation expense, foreign currency gains or losses, and other non-cash allowable add backs pursuant to the Company's Facility Agreement.

     Adjusted EBITDA is a non-GAAP financial measure and the presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial measure are significant components of the Company's financial statements and must be considered in performing a comprehensive analysis of the overall financial results. The Company uses this measure, together with GAAP financial metrics, to assess its financial performance, allocate resources, evaluate the overall progress towards meeting its long-term financial objectives, and assess compliance with its debt covenants. The Company believes that this non-GAAP financial measure is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used in the Company's financial and operational decision making. The Company's calculation of Adjusted EBITDA may not be consistent with calculations of similar measures used by other companies.